INDEPENDENT AUDITORS' REPORT



          To the Partners
          T. Rowe Price Realty Income Fund III,
          America's Sales-Commission-Free Real Estate Limited Partnership:

          We have audited the  consolidated financial statements of T. Rowe Price Realty Income
          Fund III,  America's Sales-Commission-Free Real  Estate Limited  Partnership and  its
          consolidated ventures as listed  in the accompanying index.   In connection with  our
          audits of the consolidated financial  statements, we also have audited the  financial
          statement  schedule  as  listed  in  the  accompanying  index.    These  consolidated
          financial statements and  financial statement schedule are the  responsibility of the
          Partnership's management.   Our  responsibility is  to express  an  opinion on  these
          consolidated  financial statements  and  financial statement  schedule  based on  our audits.

          We conducted  our audits  in accordance with  generally accepted  auditing standards.
          Those  standards require  that we  plan and  perform the  audit to  obtain reasonable assurance about  whether the consolidated financial  statements are free  of material misstatement.  An audit includes examining, on a test basis, evidence supporting  the
          amounts and  disclosures in  the consolidated  financial statements.   An  audit also
          includes assessing the  accounting principles used and significant  estimates made by management,  as  well as  evaluating  the  overall consolidated  financial  statement
          presentation.    We believe  that  our  audits provide  a  reasonable  basis for  our opinion.

          In  our opinion,  the consolidated  financial  statements referred  to above  present fairly,  in all material  respects, the  financial position of  T. Rowe  Price Realty
          Income Fund III, America's Sales-Commission-Free Real Estate  Limited Partnership and
          its consolidated ventures as of December 31, 1995 and  1994, and the results of their operations and their cash flows for each of the years in the three-year  period ended
          December  31, 1995,  in  conformity with  generally  accepted accounting  principles.
          Also  in our  opinion, the related  financial statement schedule,  when considered in relation to the  basic consolidated  financial statements taken  as a whole,  present fairly, in all material respects, the information set forth therein.


                                                                   KPMG Peat Marwick LLP


          Chicago, Illinois
          January 22, 1996